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                                                                    EXHIBIT 23.1


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


The Partnership Policy Committee
Northern Border Partners, L.P.:


We consent to the incorporation by reference in the registration statements (No. 333-101469) on Form S-3, (Nos. 333-66949 and 333-72696) on Form S-8 of
Northern Border Partners, L.P. (the Partnership) of our report dated March 2, 2005 with respect to the consolidated balance sheets of the Partnership as of December 31, 2005 and 2004, and the related consolidated statements of income, comprehensive income, cash flows, and changes in partners' equity for each of the years in the three-year period ended December 31, 2005, and the related financial statement schedule, management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2005 and the effectiveness of internal control over financial reporting as of December 31, 2005, which reports appear in the December 31, 2005 annual report on Form 10-K of the Partnership.

Our report refers to the Partnership's adoption of Statement of Financial Accounting Standards (SFAS) No. 143, Accounting for Asset Retirement Obligations, in 2003.


                                  /s/ KPMG LLP


Omaha, Nebraska
March 6, 2006